EXHIBIT 99.4

PENINSULA GAMING, LLC

PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2009

(UNAUDITED)

(Dollars in thousands)
	Peninsula Gaming, LLC	Belle of Orleans, L.L.C.	Pro Forma Adjustments	Notes	Pro Forma Combined Peninsula Gaming, LLC
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$128,650	$6,031	$(99,261)	3(a)	$35,420
Restricted cash - purse settlements	5,305	—	—		5,305
Accounts receivable, net	4,797	187	(187)	3(b)	4,797
Receivables from affiliates	95	—	—		95
Inventories	1,326	50	—		1,376
Prepaid expenses and other assets	2,238	1,684	(418)	3(b)	3,504
Total current assets	142,411	7,952	(99,866)		50,497
PROPERTY AND EQUIPMENT, NET	252,601	41,250	(7,222)	3(j)	286,629
OTHER ASSETS:
Deferred financing costs, net	25,712	—	—		25,712
Goodwill	53,083	—	42,267	3(c)	95,350
Licenses and other intangibles	39,849	10,639	17,066	3(d)	67,554
Deposits and other assets	12,962	—	(10,000)	3(e)	2,962
Investment available for sale	14,729	—	—		14,729
Total other assets	146,335	10,639	49,333		206,307
TOTAL	$541,347	$59,841	$(57,755)		$543,433
LIABILITIES AND MEMBER'S (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,983	$625	$—		$4,608
Construction payable	1,678	—	—		1,678
Purse settlement payable	6,771	—	—		6,771
Accrued payroll and payroll taxes	5,953	736	(465)	3(b)	6,224
Accrued interest	8,215	—	—		8,215
Other accrued expenses	12,240	1,801	(132)	3(b)	13,909
Payable to affiliates	3,250	84	—		3,334
Current maturity of long-term debt and leases	3,199	—	—		3,199
Total current liabilities	45,289	3,246	(597)		47,938
LONG-TERM LIABILITIES:
8 3/8% senior secured notes, net of discount	234,599	—	—		234,599
10 ¾% senior unsecured notes, net of discount	297,158	—	—		297,158
Term loan	5,572	—	—		5,572
Notes payable and leases payable, net	637	—	—		637
Obligation under Minimum Assessment Agreement	18,482	—	—		18,482
Other liabilities	960	—	—		960
Total long-term liabilities	557,408	—	—		557,408

	Peninsula Gaming, LLC	Belle of Orleans, L.L.C.	Pro Forma Adjustments	Notes	Pro Forma Combined Peninsula Gaming, LLC
Total liabilities	602,697	3,246	(597)		605,346
COMMITMENTS AND CONTINGENCIES
MEMBER'S (DEFICIT) EQUITY:
Total member's (deficit) equity	(61,350)	56,595	(57,158)	3(f)	(61,913)
TOTAL LIABILITIES AND MEMBER'S (DEFICIT) EQUITY	$541,347	$59,841	$(57,755)		$543,433

See accompanying notes to unaudited pro forma condensed combined financial statements

PENINSULA GAMING, LLC

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2009

(UNAUDITED)

(Dollars in thousands)

	Peninsula Gaming, LLC	Belle of Orleans, L.L.C.	Pro Forma Adjustments	Notes	Pro Forma Combined Peninsula Gaming, LLC
REVENUES:
Casino	$193,569	$40,530	$—		$234,099
Racing	13,685	—	—		13,685
Video poker	4,170	—	—		4,170
Food and beverage	17,580	2,905	—		20,485
Other	8,023	278	—		8,301
Less: Promotional allowances	(20,358)	(4,645)	—		(25,003)
Total net revenues	216,669	39,068	—		255,737
EXPENSES:
Casino	79,739	15,426	—		95,165
Racing	12,294	—	—		12,294
Video poker	3,047	—	—		3,047
Food and beverage	12,658	2,554	—		15,212
Other	5,691	—	—		5,691
Selling, general and administrative	33,370	8,559	—		41,929
Depreciation and amortization	17,845	3,585	(38)	3(g)	21,392
Development expense	704	—	(563)	3(h)	141
Affiliate management fees	4,094	94	—		4,188
Loss on disposal of assets	1,983	—	—		1,983
Total expenses	171,425	30,218	(601)		201,042
INCOME FROM OPERATIONS	45,244	8,850	601		54,695
OTHER INCOME (EXPENSE):
Interest income	1,505	1	—		1,506
Interest expense	(35,621)	—	(6,127)	3(i)	(41,748)
Loss on early retirement of debt	(22,475)	—	—		(22,475)
Total other expense	(56,591)	1	(6,127)		(62,717)
NET (LOSS) INCOME	$(11,347)	$8,851	$(5,526)		$(8,022)

See accompanying notes to unaudited pro forma condensed combined financial statements

PENINSULA GAMING, LLC

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2008

(UNAUDITED)

(Dollars in thousands)

	Peninsula Gaming, LLC	Belle of Orleans, L.L.C.	Pro Forma Adjustments	Notes	Pro Forma Combined Peninsula Gaming, LLC
REVENUES:
Casino	$227,269	$55,622	$—		$282,891
Racing	17,986	—	—		17,986
Video poker	5,901	—	—		5,901
Food and beverage	16,767	3,616	—		20,383
Other	11,809	369	—		12,178
Less: Promotional allowances	(20,579)	(5,548)	—		(26,127)
Total net revenues	259,153	54,059	—		313,212
EXPENSES:
Casino	97,421	20,421	—		117,842
Racing	15,739	—	—		15,739
Video poker	4,349	—	—		4,349
Food and beverage	13,174	3,040	—		16,214
Other	7,564	—	—		7,564
Selling, general and administrative	34,657	11,858	—		46,515
Depreciation and amortization	20,134	4,748	(47)	3(g)	24,835
Pre-opening expense	785	—	—		785
Development expense	(922)	283	—		(639)
Affiliate management fees	5,401	134	—		5,535
Impairment of asset held for sale	831	—	—		831
Impairment of related party receivable	—	2,741	—		2,741
Gain on insurance proceeds	—	(6,025)	—		(6,025)
Loss on disposal of assets	95	—	—		95
Total expenses	199,228	37,200	(47)		236,381
INCOME FROM OPERATIONS	59,925	16,859	47		76,831
OTHER INCOME (EXPENSE):
Interest income	2,465	25	—		2,490
Interest expense	(39,634)	—	(10,261)	3(i)	(49,895)
Total other expense	(37,169)	25	(10,261)		(47,405)
NET INCOME	$22,756	$16,884	$(10,214)		$29,426

See accompanying notes to unaudited pro forma condensed combined financial statements

PENINSULA GAMING, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

1.	Basis of Presentation

Peninsula Gaming, LLC, a Delaware limited liability company (“PGL”), is a holding company with no independent operations whose primary assets are its equity interests in the following wholly owned operating subsidiaries:

•	Diamond Jo, LLC, a Delaware limited liability company, which owns and operates the Diamond Jo casino in Dubuque, Iowa;
•
The Old Evangeline Downs, L.L.C., a Louisiana limited liability company, which owns and operates the Evangeline Downs Racetrack and Casino, or “racino,” in St. Landry Parish, Louisiana, and four off-track betting parlors in Louisiana;

•	Diamond Jo Worth, LLC, a Delaware limited liability company, which owns and operates the Diamond Jo Worth casino in Worth County, Iowa; and
•	Belle of Orleans, L.L.C., a Louisiana limited liability company (“ABC”), which owns and operates the Amelia Belle Casino in Amelia, Louisiana.

PGL is a wholly owned subsidiary of Peninsula Gaming Partners, LLC, a Delaware limited liability company (“PGP”).

On June 18, 2009, PGP and AB Acquisition, a wholly owned subsidiary of PGL formed solely for the acquisition of ABC, entered into a definitive purchase agreement (the “Amelia Belle Purchase Agreement”) with Columbia Properties New Orleans, L.L.C. to purchase 100% of the outstanding limited liability company interests of ABC.   On October 22, 2009, the transaction was consummated for $104.0 million, plus $2.2 million for working capital, funded with cash on hand.

These unaudited pro forma combined financial statements have been prepared to give effect to the acquisition, and have been compiled from and include:

(a)
An unaudited pro forma condensed combined balance sheet combining the unaudited condensed consolidated balance sheet of PGL at September 30, 2009 with the unaudited condensed balance sheet of ABC at September 30, 2009 giving effect to the acquisition as if it occurred on September 30, 2009.

(b)
An unaudited pro forma condensed combined statement of operations combining the unaudited condensed consolidated statement of operations of PGL for the nine months ended September 30, 2009 with the unaudited condensed statement of operations of ABC for the nine months ended September 30, 2009 giving effect to the acquisition as if it occurred on January 1, 2008.

(c)
An unaudited pro forma condensed combined statement of operations combining the audited condensed consolidated statement of operations of PGL for the year ended December 31, 2008 with the audited condensed statement of operations of ABC for the year ended December 31, 2008, giving effect to the acquisition as if it occurred on January 1, 2008.

These unaudited pro forma condensed combined financial statements have been compiled using the significant accounting policies under U.S. generally accepted accounting principles as disclosed in PGL’s audited financial statements included in PGL’s Annual Report on Form 10-K for the year ended December 31, 2008.  The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and notes thereto of ABC included in this Form 8-K and of PGL included in PGL’s Annual Report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the period ended September 30, 2009.

Certain historical amounts for ABC have been reclassified to conform with PGL’s financial statement presentation.  It is management’s opinion that these unaudited pro forma condensed combined financial statements include all adjustments necessary for the fair presentation of the pro forma combined financial information of PGL.

The unaudited pro forma condensed combined financial statements are not intended to reflect the results of operations or the financial position of PGL which would have actually resulted had the acquisition been effected on the dates indicated.  Further, the unaudited pro forma condensed combined financial information is not necessarily indicative of the results of operations that may be obtained in the future.  The pro forma adjustments and allocations of the purchase price for ABC are based in part on preliminary estimates of the fair value of the assets acquired and liabilities assumed.  The final purchase price allocation will be completed after asset and liability valuations are finalized.  The final valuation will be based on actual net tangible and intangible assets of ABC that exist as of the date of the completion of the acquisition.  Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements.  In addition, the impact of integration activities have not been incorporated into these unaudited pro forma condensed combined financial statements nor do they include any items not expected to have a continuing impact on the combined results of the companies.

2.	Acquisition of ABC

The acquisition of ABC has been accounted for by applying the acquisition method with PGL as the acquirer of ABC.

For the purpose of these pro forma condensed combined financial statements, the purchase consideration has been allocated on a preliminary basis to the assets acquired and liabilities assumed based on management’s best estimates.  PGL will continue to review information and intends to perform further analysis prior to finalizing the allocation of the purchase price.  Although the results of this review are unknown, the purchase price allocation will be subject to change as a result of this review.  Therefore, it is likely that the recorded values of assets and liabilities acquired will vary from those shown and differences may be material.

For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the pro forma condensed combined financial statements, management estimated fair values based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (an exit price).  Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability.  Additionally, fair value measurements for an asset assume the highest and best use of that asset by market participants.  As a result, PGL may be required to value assets of ABC at fair value measurements that do not reflect management’s intended use of those assets.  Use of different estimates and judgments could yield different results.

The preliminary purchase price allocation is as follows (dollars in millions):

Purchase price:
Purchase price	$104.0
Cash paid for working capital	2.2
$106.2

Allocation:
Identifiable intangible assets with indefinite lives	$25.2
Identifiable intangible assets with finite lives	2.5
Goodwill	42.3
Property and equipment	34.0
Current assets	4.3
Current liabilities	(2.1)
$106.2

The weighted average useful life of the identifiable intangible assets with finite lives is estimated to be 9 years and property and equipment is estimated to be 20 years.

3.	Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements incorporate the following pro forma adjustments:

(a)	Represents (i) cash on hand used for the purchase of ABC and (ii) elimination of cash retained by the seller of $3.0 million.

(b)	Represents the elimination of assets and liabilities of ABC which will not be purchased or assumed by PGL.

(c)	Represents estimated goodwill from the purchase price allocation.

(d)	Represents estimated identifiable intangible assets from the purchase price allocation net of the elimination of the historical intangible assets of ABC.

(e)	Represents the use of a $10.0 million deposit applied toward the purchase price of ABC.

(f)	Represents the elimination of the historical equity of ABC.

(g)
Represents (i) adjustment to depreciation related to property and equipment based on the estimated fair value of the assets acquired and their estimated useful lives and (ii) amortization of acquired finite lived intangible assets over their estimated useful lives.

(h)
Represents acquisition related transaction costs. These amounts are expensed as incurred. Such costs are not reflected in the unaudited pro forma condensed combined statement of operations because they will not have a continuing impact.

(i)
Represents the pro rata effective interest expense on $100 million of the 8 3/8% senior secured notes and the 10 ¾% senior unsecured notes for the period of time such notes were not outstanding during the pro forma period. PGL issued the secured and unsecured notes in August 2009. The notes required PGL to redeem on a pro rata basis $100 million of the principle amount of the notes if the ABC acquisition was not completed by December 31, 2009. Since the ABC acquisition was completed, $100 million of the pro rata amount of the notes was considered directly related to the acquisition. The pro rata effective interest rate on the notes is 10.3%.

(j)	Represents estimated property and equipment from the purchase price allocation net of the elimination of the historical net property and equipment of ABC.